HIGH POINT BANK

HIGH POINT BANK CORPORATION
ATTN: CORPORATE SECRETARY
300 NORTH MAIN STREET
HIGH POINT, NORT CAROLINA 27260

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E11494-P80843 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HIGH POINT BANK CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
2. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Edward H. Covington
02) Daniel K. Davis
03) Kenneth W. McAllister
04) Matthew W. McInnis
05) Felix F. Miller III
06) Charles L. Myers
07) Mark L. Williamson
08) Gregory V. York

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. Approval of the agreement and plan of merger under which HPTB will merge with and into BNC Bancorp.	☐	☐	☐
3. Ratification of the appointment of Dixon Hughes Goodman LLP as HPTB's independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐
4. Approval of the adjournment or postponement of the annual meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Summary Prospectus is available at www.proxyvote.com.

E11495-P80843

HIGH POINT BANK CORPORATION
Annual Meeting of Shareholders
June 28, 2016 2:30 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark L. Williamson and Thomas L. Eller (the "Proxies"), or any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote as directed on the reverse side of this proxy card all of the outstanding shares of Common Stock of High Point Bank Corporation ("HPTB") held of record by the undersigned on May 13, 2016, at the Annual Meeting of HPTB's shareholders (the "Annual Meeting") to be held at the HPB Insurance Center located at 1300 East Hartley Drive, High Point, North Carolina at 2:30 p.m. EDT on Tuesday, June 28, 2016, and at any postponements or adjournments of the Annual Meeting.

The shares represented by this appointment of proxy will be voted as directed on the reverse side. If no voting directions are given, the Proxies will vote those shares "FOR" approval of the agreement and plan of merger described in Proposal 1, "FOR" the election of each nominee named in Proposal 2, and "FOR" Proposals 3 and 4. If, before the Annual Meeting, any nominee listed in Proposal 2 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with HPTB's proxy tabulator or Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

(Continued and to be signed on reverse side)